EXHIBIT 23

                      Consent of Independent Public Accountants

          As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


          May 12, 1995
          Washington, D. C.

                                             ARTHUR ANDERSEN LLP